EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



                                                                                        State of
                                                                                        Incorporation or
                                                                       Percent of       Organization of
         Parent                     Subsidiary                         Ownership        Subsidiaries
         ---------                  ----------                         ---------        -------------

Troy Financial Corporation          The Troy Savings Bank              100%             New York

Troy Financial Corporation          The Troy Commercial Bank           100%             New York
